                                                                     EXHIBIT 3.1
                           FIFTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              CELL PATHWAYS, INC.

     Cell Pathways, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation and the name under which the Corporation was originally incorporated is Cell Pathways, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State is November 24, 1992.

     2. This Fifth Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation as heretofore amended or supplemented.

     3. This Fifth Amended and Restated Certificate of Incorporation was duly proposed by the Board of Directors of the Corporation and adopted by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, and written notice of such adoption by the stockholders without a meeting by less than unanimous written consent has been given to those stockholders from whom such consent was not received.

     4. The text of the Certificate of Incorporation as amended or supplemented prior hereto is hereby amended and restated to read as herein set forth in full:

     FIRST:  The name of the Corporation is Cell Pathways, Inc.


                                      1.

     SECOND: The registered office of the Corporation is to be located at 1013 Centre Road, City of Wilmington, County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as amended.

     FOURTH: The classes of stock that the Corporation is authorized to issue, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, are as follows:

          A. Authorized Stock. The Corporation is authorized to issue three classes of stock designated, respectively, "Preferred Stock", "Redeemable Preferred Stock" and "Common Stock." The total number of shares of all classes of stock that the Corporation is authorized to issue is 30,061,250 shares, consisting of 13,000,000 shares of Preferred Stock, $.01 par value, 61,250 shares of Redeemable Preferred Stock, $.01 par value and 17,000,000 shares of Common Stock, $.01 par value.

          B. Common Stock. Subject to the rights of any Preferred Stock or Redeemable Preferred Stock then outstanding, each issued and outstanding share of Common Stock shall entitle the Holder thereof to receive such dividends as may be declared from time to time by the Board of Directors of the Corporation out of funds legally available therefor, and shall entitle the Holder thereof to share ratably with other Holders of Common Stock in all assets available for distribution in the event of any liquidation, dissolution or winding up of the Corporation. Each issued and outstanding share of Common Stock shall be identical to all other shares of that class, and shall entitle the Holder thereof to cast one vote on each matter submitted


                                      2.

to a vote of the Corporation's stockholders. No Holder of Common Stock shall be entitled to any cumulative voting rights or to any preemptive rights upon the issuance or sale of any Securities.

          C. Redeemable Preferred Stock. Each share of Redeemable Preferred Stock shall be identical to all other shares of that class, and shall have such powers, preferences and relative rights, and the qualifications, limitations and restrictions as are set forth in Section E of this Article FOURTH.

          D. Preferred Stock. The Preferred Stock shall be divided into series. Each share of Preferred Stock of any series shall be identical with all other shares of that series. The first six series of Preferred Stock (the "Designated Preferred Stock") are set forth in the following table, with each such series to have the designation listed below and to consist of the number of authorized shares of Preferred Stock set forth opposite such series designation:


         Series Designation                   Number of Shares
Series A Convertible Preferred Stock                   872,400

Series B Convertible Preferred Stock                   848,100

Series C Convertible Preferred Stock                   700,000

Series D Convertible Preferred Stock                   675,350

Series E Convertible Preferred Stock                 3,204,865

Series F Convertible Preferred Stock                 4,500,000

          Total                                     10,800,715
                                                    ==========

          The Board of Directors is expressly authorized to provide for the issuance from time to time of all or any of the undesignated shares of Preferred Stock in one or more additional series, and to fix the number of shares of each such series and to determine or alter for each such series such voting powers, full or limited, or no voting powers and such designations, powers,

                                      3.

preferences and relative, participating, conversion or optional or other rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Delaware General Corporation Law, as amended. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of Preferred Stock comprising any series thereof so authorized subsequent to the issuance of shares of that series. In the event that the number of shares of any such series shall be so decreased, the shares constituting such decrease shall assume the status of authorized but unissued shares of Preferred Stock without designation as to series. Authorized shares of Series F Convertible Preferred Stock that have not been issued, and for which unexercised warrants are not outstanding, as of June 30, 1997 shall assume the status of authorized but unissued shares of Preferred Stock without designation as to series on such date, and the total number of authorized shares of such series shall be reduced by such amount effective on such date.

     E. Rights of Preferred Stock and Redeemable Preferred Stock. The powers, preferences and relative rights, and the qualifications, limitations and restrictions, of each series of the Designated Preferred Stock and of the Redeemable Preferred Stock are as follows:

          1. Voting and Preemptive Rights. Each Holder of Designated Preferred Stock shall be entitled to cast the number of votes per share thereof on each matter submitted to the Corporation's stockholders for voting as is equal to the number of full shares of Common Stock into which such share is then convertible pursuant to Section E.5 of this Article FOURTH. Such votes shall be cast together with those cast by the Holders of Common Stock as one class except as otherwise provided in this Certificate of Incorporation or by law. Holders of Designated Preferred Stock shall be entitled to notice of any stockholders' meetings in accordance with the Bylaws of the Corporation. Except as provided in this Certificate of Incorporation or by law, the Holders of Redeemable Preferred Stock shall not have any right to vote on matters submitted to the Corporation's stockholders for voting. No Holder of Designated

                                      4.

Preferred Stock or Redeemable Preferred Stock shall be entitled to any cumulative voting rights or to any preemptive rights upon the issuance or sale of any Securities.

          2.   Dividend Rights.

          (a) Dividends. No dividends (other than those payable solely in Common Stock and/or rights to acquire Common Stock) shall be declared, paid or set apart for payment on the Common Stock unless a dividend is concurrently declared, paid or set apart for payment, as the case may be, on all outstanding shares of Designated Preferred Stock in an amount for each share of Designated Preferred Stock equal to the amount the Holder thereof would have received had such share of Designated Preferred Stock been converted into Common Stock pursuant to Section E.5 of this Article FOURTH immediately prior to the record date of such dividend.

          (b) Other Distributions. In the event that the Corporation shall declare a distribution on the Common Stock other than (i) cash dividends, (ii) Common Stock dividends or (iii) any distribution described in Section E.3 of this Article FOURTH, then in each such case each Holder of the Designated Preferred Stock shall be entitled to receive a proportionate share of any such distribution determined as the amount thereof such Holder would have received had his shares of Designated Preferred Stock been converted into Common Stock pursuant to Section E.5 of this Article FOURTH immediately prior to the record date of such distribution.

          (c) No Other Rights. Except as provided in this Section E.2, no dividend or distribution in cash or other property (other than for a liquidating distribution or a redemption made pursuant to Section E.3 or Section E.4 of this Article FOURTH, respectively) shall be declared, paid or set apart for payment by the Corporation on the Designated Preferred Stock. No dividend or distribution in cash or other property (other than for a liquidating distribution or a redemption made pursuant to Section E.3 or Section E.4 of this Article FOURTH, respectively) shall be declared, paid or set apart for payment by the Corporation on the Redeemable Preferred Stock.

          3.   Liquidation Rights.

          (a) Preferences. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, then the Holders of the Designated Preferred Stock and Redeemable Preferred Stock shall be entitled to receive in accordance with Subsection E.3(c) of this Article FOURTH, for each share of such Stock held by them, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of Common Stock by reason of their ownership thereof, the respective per share amounts set forth for such Stock in the following table together with all declared but unpaid dividends thereon:

                                      5.



                                                    Liquidation
                   Class/Series of Stock            Preference
Series A Convertible Preferred Stock                $1.16
Series B Convertible Preferred Stock                $1.24
Series C Convertible Preferred Stock                $2.20
Series D Convertible Preferred Stock                $3.0156
Series E Convertible Preferred Stock                $3.15
Series F Convertible Preferred Stock                $3.70
Redeemable Preferred Stock                          $20.00

The foregoing per share liquidation preference amounts shall be appropriately adjusted for any stock dividends, combinations or splits with respect to such shares.

          (b) Insufficient Assets. If upon the occurrence of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Corporation's property legally available for distribution among the Holders of any class or series of Stock shall be insufficient to permit the payment to such Holders of the full amount of their respective liquidation preferences, then the entire property of the Corporation legally available for distribution shall be distributed ratably among the Holders of such class or series, as the case may be, in proportion to the aggregate preferential amounts that each such Holder is otherwise entitled to receive.

          (c) Ranking. All of the preferential amounts to be paid to the Holders of the Series F Convertible Preferred Stock pursuant to this Section E.3 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Corporation property to, the Holders of the other Designated Preferred Stock, the Redeemable Preferred Stock or the Common Stock pursuant to this Section E.3. All of the preferential amounts to be paid to the Holders of the Series E Convertible Preferred Stock pursuant to this Section E.3 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Corporation property to, the Holders of the Series A, B, C or D Convertible Preferred Stock, the Redeemable Preferred Stock or the Common Stock pursuant to this Section E.3. All of the preferential amounts to be paid to the Holders of the Series C Convertible Preferred Stock pursuant to this Section E.3 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Corporation property to, the Holders of the Series A, B, or D Convertible Preferred Stock, Redeemable Preferred Stock, or the Common Stock pursuant to this Section E.3. All of the preferential amounts to be paid to the Holders of the Series D Convertible Preferred Stock pursuant to this Section E.3 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Corporation property to, the Holders of the Series A or B Convertible Preferred Stock, the Redeemable Preferred Stock or the Common Stock pursuant to this Section E.3. All of the preferential amounts to be paid to the Holders of the Series B Convertible Preferred Stock pursuant to this Section E.3 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Corporation property to, the Holders of the Series A Convertible Preferred Stock, the Redeemable Preferred Stock or the Common Stock pursuant to this Section E.3.
All of the preferential amounts to be paid to the Holders of the Series A Convertible Preferred

                                      6.

Stock pursuant to this Section E.3 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Corporation property to, the Holders of the Redeemable Preferred Stock or the Common Stock pursuant to this Section E.3. Finally, all of the preferential amounts to be paid to the Holders of the Redeemable Preferred Stock pursuant to this Section E.3 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Corporation property to, the Holders of the Common Stock pursuant to this Section E.3.

          (d) Participation. After payment to the Holders of the Designated Preferred Stock and the Redeemable Preferred Stock of the liquidation preference amounts provided for above in this Section E.3, and the payment of all liquidation preference amounts to all other series of Preferred Stock then outstanding, then each Holder of Designated Preferred Stock shall be entitled to receive such portion of the entire remaining property of the Corporation legally available for distribution, if any, as (i) the number of shares of Common Stock into which such Holder's Designated Preferred Stock is then convertible pursuant to Section E.5 of this Article FOURTH bears to (ii) the number of shares of Common Stock outstanding immediately prior to such liquidation, dissolution or winding up assuming the exercise of all outstanding Options and the conversion or exchange of all outstanding Convertible Securities (including, without limitation, the conversion of all outstanding shares of Designated Preferred Stock). Holders of Redeemable Preferred Stock shall have no right of participation pursuant to this Subsection E.3(d).

          (e) Certain Transactions. For purposes of this Section E.3, (i) any acquisition of the Corporation by means of a merger, consolidation or other form of corporate reorganization in which all of the outstanding shares of Stock of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than solely a reincorporation transaction) or (ii) any sale of all or substantially all of the assets of the Corporation, shall be deemed a liquidation, dissolution or winding up of the Corporation. Upon the occurrence of any such event, the Holders of Designated Preferred Stock and Redeemable Preferred Stock shall be entitled to receive at the closing of such transaction in cash, securities or other property (valued as provided in Subsection E.3(f) of this Article FOURTH) the liquidation preferences as, and in the order, provided for in this Section E.3, together with any participating distributions from the Corporation to which they may thereafter be entitled pursuant to Subsection E.3(d) of this Article FOURTH. Except as set forth in this Subsection E.3(e), neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor any reduction of the authorized or issued shares of any class or series of Stock, whether now or hereafter authorized, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this Section E.3.

          (f)  Valuation. Whenever any distribution provided for in this Section
E.3 shall be payable in securities or property other than cash, the value of such distribution shall be

                                      7.

the fair market value of such securities or property as determined in good faith by the Board of Directors.

          4.   Redemption.

          (a) Offer of Redemption. Subject to Subsections E.6(b) and E.6(d) of this Article FOURTH, the Corporation may, at its option, offer to redeem, and thereafter redeem from accepting Holders out of funds of the Corporation legally available therefor, some or all of the outstanding shares of any class or series of Stock on such terms as the Corporation shall determine; provided, that if such an offer is made to the Holders of any class or series of Stock such offer shall be made to all Holders of such class or series (as the case may be), for such Holders to have their shares of Stock redeemed on identical terms, and any Holders of any such class may refuse any such offer in their discretion. Notwithstanding the foregoing, and subject to Subsection E.6(b), the Corporation may redeem the shares of Stock of any Holder, either in whole or part, pursuant to any employment, consulting or other agreements between the Corporation, on the one hand, and employees, officers or directors of the Corporation, consultants to the Corporation or other Persons performing services for the Corporation, on the other hand, pursuant to which the Corporation has the option or obligation to purchase such shares upon the occurrence of certain events, such as the termination of employment.

          (b) Mandatory Redemption. Immediately upon the closing of any sale of Common Stock in a firm commitment, underwritten public offering registered under the Securities Act, the Corporation shall redeem all, but not less than all, of the Redeemable Preferred Stock for the sum of $20.00 per share, such sum to be appropriately adjusted for any stock dividends, combinations or splits with respect to the Redeemable Preferred Stock (such sum as so adjusted constituting the "Redemption Price"). At the option of the Board of Directors of the Corporation, the Corporation may make payment of the aggregate Redemption Price to each Holder of Redeemable Preferred Stock as a result of any such public offering either (i) in cash, (ii) in shares of freely transferable Common Stock registered under the Securities Act having an aggregate offering price equal to the aggregate Redemption Price to which such Holder is entitled, or (iii) partly in cash and partly in such shares of Common Stock so long as each Holder of Redeemable Preferred Stock receives the same proportion of cash and Common Stock.

          (c) Optional Redemption. Subject to Section E.6 (including Subsection E.6(b)) of this Article FOURTH, the Corporation shall have the right, upon notice given to all Holders of Redeemable Preferred Stock in accordance with Subsection E.4(d) of this Article FOURTH, to redeem all (but not less than all) of the shares of Redeemable Preferred Stock then outstanding for the then Redemption Price.

          (d) Redemption Date and Notice. At least 15 but no more than 60 days prior to the closing of a public offering described in Subsection E.4(b) of this Article FOURTH, or the date of any redemption to be made pursuant to Subsection E.4(a) or Subsection E.4(c) of this Article FOURTH, the Corporation shall mail written notice (the "Redemption Notice"), first class postage prepaid, to each Holder (as at the close of business on the business day next

                                      8.

preceding the day on which such notice is given) of Stock to be redeemed ("Redemption Stock"), at the address last shown on the records of the Corporation for such Holder, notifying such Holder of the prospective redemption. The Redemption Notice shall contain the date for redemption of the Redemption Stock (the "Redemption Date"), the Redemption Price, and the place at which payment may be obtained, and shall call upon each Holder of Redemption Stock to surrender to the Corporation, in the manner and at the place designated in the Redemption Notice, such Holder's certificate or certificates representing the Redemption Stock to be redeemed. Except as provided in Subsection E.4(e) below, on or after the Redemption Date each Holder of Redemption Stock shall surrender to the Corporation the certificate or certificates representing such Holder's shares of such Stock in the manner and at the place designated in the Redemption Notice. The Redemption Price of such shares shall thereupon be payable to the order of the Person whose name appears on such certificate or certificates of Redemption Stock as the owner thereof or, in the case where the Redemption Price is to be paid in shares of Common Stock, such Common Stock shall be issued in the name of such Person. Each share of Preferred Stock or Redeemable Preferred Stock so redeemed shall be retired and canceled and shall be restored to the status of an authorized but unissued share of Preferred Stock without designation as to series, and may thereafter be reissued as a share of Preferred Stock of any series other than a series of Designated Preferred Stock. Each share of Common Stock so redeemed shall be retired and canceled and shall be returned to the status of an authorized but unissued share of Common Stock. Any Holder of Designated Preferred Stock that has received a Redemption Notice may convert the securities which are the subject of the Redemption Notice pursuant to Section 5 at any time prior to the Redemption Date set forth in the Redemption Notice.

          (e) Rights Following Redemption. On or prior to the Redemption Date the Corporation shall deposit with a bank or trust company selected by the Board of Directors, as a trust fund for the benefit of Holders of Redemption Stock, the aggregate Redemption Price required to redeem all outstanding shares of Redemption Stock. The Corporation shall give to such bank or trust company irrevocable instructions and authority to pay to each Holder of Redemption Stock the Redemption Price for such Holder's shares thereof on or after the Redemption Date upon receipt of notification from the Corporation that such Holder has surrendered his share certificate or certificates to the Corporation in accordance with the Redemption Notice. As of the Redemption Date the deposit shall constitute full payment for the shares of Redemption Stock to the Holders thereof, and from and after the Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the Holders thereof shall cease to be stockholders of the Corporation with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Redemption Price for the shares, without interest, upon surrender of their certificates therefor. If any certificate for Redemption Stock shall be lost, mutilated or destroyed, then the Holder thereof may tender to the Corporation an affidavit to such effect together with an indemnity undertaking satisfactory to the Corporation, which tender shall be deemed a tender of the certificate so lost, mutilated or destroyed for all purposes of this Section E.4. The balance of any moneys or shares of Common Stock deposited by the Corporation pursuant to this Subsection E.4(e) remaining unclaimed at the expiration of 60 days following the Redemption Date shall be returned to the Corporation upon its request expressed in

                                       9.

a resolution of the Board of Directors, and any claims for payment of the Redemption Price of any shares of Redemption Stock shall thereafter be submitted directly to the Corporation. Any interest earned on any funds so deposited by the Corporation with any bank or trust company shall be the property of, and shall be payable to, the Corporation.

          (f) Insufficient Redemption Funds. Where the Redemption Price is to be paid other than in shares of Common Stock and where funds of the Corporation legally available for payment of the Redemption Price on the Redemption Date are insufficient to redeem the total number of shares of Redemption Stock required to be redeemed, then those funds that are legally available for payment of the Redemption Price shall be used to redeem the maximum possible number of shares of such Redemption Stock that may be legally redeemed. Any such redemption shall be made from the Holders of such Redemption Stock ratably based on the number of shares of such Redemption Stock held by each. The shares of such Redemption Stock not so redeemed shall remain outstanding and shall be entitled to all of the rights and preferences provided to such shares in this Certificate of Incorporation. At any time thereafter when additional funds of the Corporation (or any corporation surviving any merger or consolidation involving the Corporation) are legally available for the redemption of shares of such Redemption Stock, such funds shall immediately be used to redeem the balance of the shares of such Redemption Stock then outstanding from the Holders thereof ratably based on the number of shares of such Redemption Stock held by each.

          5. Conversion. The Holders of the Designated Preferred Stock shall have the following conversion rights:

          (a) Right To Convert. Each share of Designated Preferred Stock of any series shall be convertible, at the option of the Holder thereof at any time after the issuance of such share, at the principal office of the Corporation or any transfer agent for such Stock, into such number of fully paid and nonassessable shares of Common Stock determined by dividing the Initial Value for such series by the Conversion Price then in effect for such series pursuant to this Section E.5. The "Initial Values" and initial "Conversion Prices" for the various series of Designated Preferred Stock are set forth in the following table:




     Series of Preferred Stock                        Initial                 Conversion
                                                      Values                    Prices
Series A Convertible Preferred Stock                  $1.16                    $1.16
Series B Convertible Preferred Stock                  $1.24                    $1.24
Series C Convertible Preferred Stock                  $2.20                    $2.20
Series D Convertible Preferred Stock                  $3.0156                  $3.0156
Series E Convertible Preferred Stock                  $3.15                    $3.15
Series F Convertible Preferred Stock                  $3.70                    $3.70


Each Holder of Designated Preferred Stock may convert such Stock either in whole or in part. The Conversion Prices for the various series of Designated Preferred Stock shall be adjusted from time to time as provided in this Section E.5.

                                      10.

          (b) Mandatory Conversion. Each share of Designated Preferred Stock of a particular series shall be automatically converted into fully paid and nonassessable shares of Common Stock at the Conversion Price then in effect for such series, without any action on the part of either the Corporation or the Holder of such Stock, upon the earliest to occur of the following: (i) the date specified by vote or written consent or agreement of the Holders of at least 67% of the shares of such series then outstanding, (ii) the date specified by resolution of the Board of Directors at such time as there are outstanding less than 25% of the number of originally authorized shares of such series (as adjusted for any stock dividends, combinations or splits with respect to such series) and (iii) immediately upon the closing of the sale of Common Stock in a firm commitment, underwritten public offering registered under the Securities Act (other than a registration relating solely to either a transaction under Rule 145 under the Securities Act (or any successor to such rule) or to any employee benefit plan of the Corporation) at a public offering price (prior to deduction of underwriter's discounts and expenses) equal to or exceeding $6.60 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and resulting in aggregate proceeds to the Corporation and/or selling stockholders (prior to deduction of underwriter's discounts and expenses and other expenses of the offering) of not less than $10,000,000.

          (c)  Method of Conversion.

               (i) Optional Conversion. In order to convert shares of Designated Preferred Stock into shares of Common Stock, the Holder of Designated Preferred Stock shall surrender the certificates therefor, duly endorsed, at the principal office of the Corporation or of any transfer agent for such Stock, and shall give written notice to the Corporation at such office that such Holder elects to convert the same and shall state therein the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such Holder of Designated Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled by reason of such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date of surrender of the shares of Designated Preferred Stock to be converted, and the Person or Persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the Holder or Holders of such shares of Common Stock on such date.

               (ii) Mandatory Conversion. If shares of Designated Preferred Stock shall be automatically converted to Common Stock pursuant to Subsection E.5(b) of this Article FOURTH, the Corporation shall promptly mail written notice of such fact by first class mail, postage prepaid, to each Holder of such shares at the address of such Holder as shown on the books of the Corporation. Such notice shall specify the date on which the automatic conversion occurred and shall call upon such Holder to surrender to the Corporation, in the manner and at the place designated in such notice, the certificate or certificates representing the shares of Designated Preferred Stock so converted. The automatic conversion shall be deemed to have been effected at the opening of business on the date specified therefor in Subsection E.5(b) of this Article FOURTH.

                                      11.

               (iii) Unavailable Certificates. If any certificate for Designated Preferred Stock shall be lost, mutilated or destroyed, then the Holder thereof may tender to the Corporation an affidavit to such effect together with an indemnity undertaking satisfactory to the Corporation, which tender shall be deemed a tender of the certificate so lost, mutilated or destroyed for all purposes of this Section E.5.

          (d) Conversion Price Adjustment: Subdivision or Combination of Shares. If the Corporation at any time or from time to time shall subdivide its Common Stock into a greater number of shares of Common Stock, whether by stock split, reclassification or otherwise, then the Conversion Price of each outstanding series of Designated Preferred Stock shall be proportionately reduced as of the effective date of such subdivision, or if the Corporation shall take a record of Holders of its Common Stock for the purpose of effecting such a subdivision, as of such record date, whichever is earlier. If the Corporation at any time or from time to time shall combine its Common Stock into a lesser number of shares of Common Stock, whether by consolidation, reclassification or otherwise, then the Conversion Price of each outstanding series of Designated Preferred Stock shall be proportionately increased as of the effective date of such combination or, if the Corporation shall take a record of Holders of its Common Stock for the purpose of effecting such a combination, as of such record date, whichever is earlier.

          (e) Conversion Price Adjustment: Stock Dividends. If the Corporation at any time or from time to time shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock, then the Conversion Price of each outstanding series of Designated Preferred Stock shall be proportionately decreased. If the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock (without consideration) in an amount of shares thereof equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

          (f) Conversion Price Adjustment: Reclassifications and Reorganizations. If the Common Stock issuable upon conversion of the Designated Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of Stock, Securities, the securities of any other Person or any other property, whether by capital reorganization, reclassification or otherwise (other than by a subdivision or combination of shares provided for in Subsection E.5(d) of this Article FOURTH, or a merger or other reorganization described in Subsection E.3(e) of this Article FOURTH), then the terms of each outstanding share of Designated Preferred Stock shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Holder thereof shall receive upon conversion thereof, in lieu of each share of Common Stock that such Holder would otherwise have received, such number of shares of such other class or classes of Stock, Securities, or other securities or property receivable upon such reorganization or reclassification by the Holder of one share of Common Stock issuable upon such conversion had conversion occurred immediately prior to such reorganization or reclassification.

                                      12.

          (g)  Conversion Price Adjustment: Additional Shares of Common Stock.

               (i) Issue of Additional Shares of Common Stock. If the Corporation shall at any time or from time to time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection E.5(g)(iii) of this Article FOURTH) without consideration or for a consideration per share less than the Conversion Price with respect to any series of Designated Preferred Stock in effect immediately prior to such issuance, then and in such event the Conversion Price for such series of Designated Preferred Stock shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock into which all of the shares of Designated Preferred Stock outstanding immediately prior to such issuance are then convertible plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock into which all of the shares of Designated Preferred Stock outstanding immediately prior to such issuance are then convertible plus the number of such Additional Shares of Common Stock so issued.

               (ii) Excluded Issuances. For purposes of the foregoing calculation, Additional Shares of Common Stock shall not include any additional shares of Common Stock issuable with respect to Convertible Securities or Options solely as a result of the adjustment to the respective Conversion Prices (or other conversion ratios) thereof resulting from the issuance of the Additional Shares of Common Stock causing such adjustment.

               (iii) Deemed Issue of Additional Shares of Common Stock. In the event that the Corporation at any time or from time to time shall issue any Options or Convertible Securities or shall fix a record date for the determination of Holders of any class of Securities then entitled to receive any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date. In any such case in which Additional Shares of Common Stock are deemed to be issued:

                    (1) no further adjustments in the Conversion Price of any series of Designated Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock

                                      13.

issuable by the Corporation, upon the exercise, conversion or exchange thereof, then the Conversion Price of any series of Designated Preferred Stock adjusted upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments to any such Conversion Price based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price of any series of Designated Preferred Stock shall affect Common Stock previously issued upon conversion of the shares of any series of Designated Preferred Stock);

                    (3) upon the expiration of any such Options or any rights of conversion or exchange under any such Convertible Securities that shall not have been exercised, the Conversion Price of any series of Designated Preferred Stock adjusted upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments to any such Conversion Price based thereon, shall, upon such expiration, be recomputed as if:

                        (A) in the case of Convertible Securities or Options the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the additional consideration, if any, actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                        (B) in the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Subsection E.5(g)(iv) of this Article FOURTH) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                    (4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Conversion Price of any series of Designated Preferred Stock to an amount that exceeds the lower of (a) the Conversion Price of such series of Designated Preferred Stock on the original adjustment date, and (b) the Conversion Price of such series of Designated Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                    (5) in the case of any Options that expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price of any

                                      14.

series of Designated Preferred Stock shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

               (iv) Determination of Consideration. For purposes of this Subsection E.5(g), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (1)  Cash and Property. Such consideration shall:

                         (A) insofar as it consists of cash, be computed as the
aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                         (B) insofar as it consists of property other than cash,
be computed as the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         (C) in the event Additional Shares of Common Stock are
issued together with other Securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received for the issue of Additional Shares of Common Stock, determined as provided in clauses (A) and (B) above in good faith by the Board of Directors.

                    (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection E.5(g)(iii) of this Article FOURTH (relating to Options and Convertible Securities) shall be determined by dividing:

                         (A) the total amount, if any, received or receivable by
the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                         (B) the maximum number of shares of Common Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

               (v) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price for any series of Designated Preferred Stock shall be made as a result of the issuance of Additional Shares of Common Stock

                                      15.

unless the consideration per share (determined pursuant to Subsection E.5(g)(iv) of this Article FOURTH) for the Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price for such series of Designated Preferred Stock in effect on the date of, and immediately prior to, such issuance.

               (h) Certificates As To Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Designated Preferred Stock pursuant to this Section E.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder of such series of Designated Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of the Holders of not less than 20 percent of the outstanding shares of any series of Designated Preferred Stock, furnish or cause to be furnished to such Holders a like certificate setting forth (i) the adjustments and readjustments to the Conversion Price of such series of Designated Preferred Stock, (ii) the Conversion Price for such series of Designated Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of shares of such series of Designated Preferred Stock.

               (i) Issue Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of Designated Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer of Stock requested by any Holder in connection with any such conversion, nor any income or similar taxes as a result of any such conversion or transfer.

               (j) Reservation of Stock Issuable upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Designated Preferred Stock then outstanding, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Designated Preferred Stock at the then effective Conversion Prices thereof. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Designated Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

               (k) Fractional Shares. No fractional shares of Common Stock shall be issued upon the conversion of any share or shares of Designated Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Designated Preferred Stock by a Holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issue of any fractional share of Common Stock. If,

                                      16.

after the aforementioned aggregation, the conversion would result in the issue of a fractional share of Common Stock, then the Corporation shall, in lieu of issuing such fractional share, pay to the Holder otherwise entitled to receive such fractional share a sum in cash equal to such fraction multiplied by the Conversion Price then in effect for such Holder's shares of Designated Preferred Stock then being converted.

               (l) Notices. Any notice required by the provisions of this Section E.5 to be given to any Holder of Designated Preferred Stock shall be deemed given if deposited in the United States mail, first class postage prepaid, and addressed to such Holder at such Holder's address appearing on the books of the Corporation.

               (m) No Reissuance of Designated Preferred Stock. Shares of Designated Preferred Stock that have been converted into Common Stock shall not be reissued by the Corporation as Designated Preferred Stock but shall rather be retired and canceled; provided, however, that each such share, after being retired and canceled, shall be restored to the status of an authorized but unissued share of Preferred Stock without designation as to series and may thereafter be reissued as a share of Preferred Stock of any series other than a series of Designated Preferred Stock.

          6.   Restrictions and Limitations.

          (a) General. The Corporation shall not, without the approval by vote or written consent of each of (i) the Holders of more than 50% of the shares of Common Stock then outstanding, (ii) the Holders of more than 50% of the shares of the Senior Preferred Stock then outstanding, voting as one class, and (iii) the Holders of more than 50% of the shares of the Junior Preferred Stock then outstanding, voting as one class:

                         (A) sell, exchange, mortgage or pledge all or
substantially all of the assets of the Corporation, whether in one transaction or in a series of related transactions;

                         (B) merge or consolidate with any other Person; or

                         (C) make any assignment for the benefit of the
Corporation's creditors.

          (b) Without Board Approval. Unless the Board of Directors shall have given its unanimous approval thereto (with all members voting except for any members whose compensation as a Corporation officer is directly affected by such vote), the Corporation shall not, without the approval by vote or written consent of each of (i) the Holders of more than 50% of the shares of Common Stock then outstanding, (ii) the Holders of more than 50% of the shares of the Senior Preferred Stock then outstanding, voting as one class, and (iii) the Holders of more than 50% of the shares of the Junior Preferred Stock then outstanding, voting as one class:

                         (A) incur any indebtedness for borrowed money in excess
of $100,000 in any 12-month period, except for (i) any indebtedness incurred within the limits of

                                      17.

any budget approved by the Board of Directors and then in effect and (ii) short-term bank borrowings for working capital;

                         (B) guarantee the indebtedness or other liabilities or
obligations of any other Person, except for any guaranty resulting from the endorsement for collection or deposit of any instrument in the ordinary course of business;

                         (C) form or participate in any limited or general
partnership or joint venture;

                         (D) make any acquisition of, or equity investment in,
another Person in excess of $100,000;

                         (E) permit any Subsidiary to issue or sell, or obligate
itself to issue or sell, any stock of such Subsidiary to any Person other than the Corporation;

                         (F) enter into or adopt any salary, bonus or other
compensation plans or programs for executive officers of the Corporation, including, without limitation, the grant of any stock options;

                         (G) enter into any agreement or transaction with any
officer or director of the Corporation out of the ordinary course of the Corporation's business;

                         (H) enter into any business that does not involve the
research and development of pharmaceutical drugs;

                         (I) amend or repeal any provision of, or add any
provision to, the Corporation's Certificate of Incorporation or Bylaws;

                         (J) redeem, purchase or otherwise acquire for value any
shares of Stock other than (i) pursuant to Section 4(b), (ii) pursuant to the terms of any agreement unanimously approved by the Corporation's Directors providing for the redemption of Corporation Stock in whole or in part from the Holders thereof for an amount not in excess of the amount of the liquidation preference or original purchase price thereof, whichever is greater, or (iii) pursuant to employment, consulting or other agreements between the Corporation, on the one hand, and employees, officers or directors of the Corporation, consultants to the Corporation or other Persons performing services for the Corporation, on the other hand, pursuant to which the Corporation has the option or obligation to purchase such shares upon the occurrence of certain events, such as the termination of employment; or

                         (K) issue any shares of Preferred Stock other than
shares of Series A, B, C, D, E or F Convertible Preferred Stock.

               (c) Lapse of Right. The rights of approval set forth in Sections 6(a) and 6(b) of this Article FOURTH shall lapse and expire as to the Holders of the Senior Preferred Stock at such time as there shall be outstanding less than 4,000,000 shares of Senior Preferred Stock (as

                                      18.

adjusted for any stock dividends, combinations or splits with respect to any series of Designated Preferred Stock included in the Senior Preferred Stock), and shall lapse and expire as to the Holders of the Junior Preferred Stock at such time after September 30, 1993 as there shall be outstanding less than 860,250 shares of Junior Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to any series of Designated Preferred Stock included in the Junior Preferred Stock).

               (d) Class Voting. Without the approval by vote or written consent of the Holders of more than 50% of the shares of a given series of Designated Preferred Stock, the Corporation shall not amend or repeal any provision of, or add any provision to, this Certificate of Incorporation (other than in connection with the adoption by the Board of Directors of a resolution described in Section D of this Article FOURTH and the filing with the Delaware Secretary of State of a certificate of designations with respect thereto) if such action would change any of the express powers, preferences or special rights provided for such series in this Certificate of Incorporation so as to affect such series adversely under the Delaware General Corporation Law.

          7. Definitions. As used in this Certificate of Incorporation (including, without limitation, this Article FOURTH), the following terms shall have the following meanings:

          "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or deemed issued pursuant to Subsection E.5(g)(iii) of this Article FOURTH) by the Corporation after the date of filing of this Fifth Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, except shares thereof issued (or deemed issued):

                         (A) upon conversion of any shares of Preferred Stock;

                         (B) to officers, directors or employees of, or
consultants to, the Corporation pursuant to the Stock Pool or pursuant to stock option or stock purchase plans or other similar agreements on terms approved by the Board of Directors;

                         (C) as a dividend or distribution on Preferred Stock;

                         (D) in any transaction as a result of which an
adjustment to the Conversion Price of any series of Preferred Stock may be made other than pursuant to Subsection E.5(g) of this Article FOURTH; or

                         (E) pursuant to a warrant originally issued to Mr.
Thomas M. Gibson to purchase shares of the Corporation's Series D Convertible Preferred Stock; or

                         (F) pursuant to any warrant issued to a purchaser of
Series E Convertible Preferred Stock or a purchaser of Series F Convertible Preferred Stock in connection with such Person's purchase of such stock.

                                      19.

          "Board of Directors" shall mean the Board of Directors of the Corporation.

          "Common Stock" shall mean the Corporation's Common Stock, $.01 par value, and any Stock into which such Common Stock may hereafter be changed.

          "Convertible Securities" shall mean any evidences of indebtedness, shares of Stock (other than the Common Stock) or other Securities that are or may be at any time convertible into or exchangeable for Common Stock.

          "Designated Preferred Stock" shall mean any of the Series A, B, C, D, E or F Convertible Preferred Stock.

          "Holder" shall mean, as to any Security at any time, the Person who shall own of record such Security at such time.

          "Junior Preferred Stock" shall mean the Series A and B Convertible Preferred Stock, treated as one class.

          "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

          "Person" shall mean an individual, a corporation, a partnership, a trust, a limited liability company, an unincorporated organization or a government organization or an agency or political subdivision thereof.

          "Preferred Stock" shall mean the Corporation's Preferred Stock, $.01 par value, and any Stock into which such Preferred Stock may hereafter be changed other than by exercise of the conversion right of such Stock.

          "Redeemable Preferred Stock" shall mean the Corporation's Redeemable Preferred Stock, $.01 par value, and any stock into which such Redeemable Preferred Stock may hereafter be changed.

          "Security" shall mean any debt or equity security of the Corporation, whether now or hereafter authorized, and any instrument convertible into or exchangeable or exercisable for one or more debt or equity securities of the Corporation.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Senior Preferred Stock" shall mean the Series C, D, E and F Convertible Preferred Stock, treated as one class.

          "Series A Convertible Preferred Stock" shall mean the Corporation's Series A Convertible Preferred Stock, $.01 par value, and any Stock into which such Series A Convertible Preferred Stock may hereafter be changed other than by exercise of the conversion right of such Stock.

                                      20.

          "Series B Convertible Preferred Stock" shall mean the Corporation's Series B Convertible Preferred Stock, $.01 par value, and any Stock into which such Series B Convertible Preferred Stock may hereafter be changed other than by exercise of the conversion right of such Stock.

          "Series C Convertible Preferred Stock" shall mean the Corporation's Series C Convertible Preferred Stock, $.01 par value, and any Stock into which such Series C Convertible Preferred Stock may hereafter be changed other than by exercise of the conversion right of such Stock.

          "Series D Convertible Preferred Stock" shall mean the Corporation's Series D Convertible Preferred Stock, $.01 par value, and any Stock into which such Series D Convertible Preferred Stock may hereafter be changed other than by exercise of the conversion right of such Stock.

          "Series E Convertible Preferred Stock" shall mean the Corporation's Series E Convertible Preferred Stock, $.01 par value, and any Stock into which such Series E Convertible Preferred Stock may hereafter be changed other than by exercise of the conversion right of such Stock.

          "Series F Convertible Preferred Stock" shall mean the Corporation's Series F Convertible Preferred Stock, $.01 par value, and any Stock into which such Series F Convertible Preferred Stock may hereafter be changed other than by exercise of the conversion right of such Stock.

          "Stock" shall include any and all shares of capital stock of the Corporation, however designated.

          "Stock Pool" shall mean up to 850,000 shares of Common Stock (as adjusted for stock splits and combinations) issued or issuable to officers, directors or employees of, or consultants to, the Corporation pursuant to the Corporation's 1993 Stock Option Plan.

          "Subsidiary" shall mean any corporation more than 50% of the outstanding voting Stock of which shall at the time be owned directly or indirectly by the Corporation, by one or more Subsidiaries or by the Corporation and one or more Subsidiaries.

     FIFTH: The Corporation shall have such number of directors as shall from time to time be fixed by, or in the manner provided in, the Bylaws. Directors need not be elected by ballot unless the Bylaws so provide.

     SIXTH: Unless the Board of Directors shall have approved the action to be taken, no action taken by the stockholders without a meeting shall be effective unless written notice thereof

                                      21.

(which shall include a copy of the action to be taken) shall be delivered to the Corporation's Chairman of the Board of Directors and Secretary at the principal executive offices of the Corporation not less than 10 days prior to the taking of such action.

     SEVENTH: To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.
No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

     EIGHTH: Except as otherwise set forth in this Certificate of Incorporation, the Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend or repeal the Bylaws of the Corporation.

     In Witness Whereof, the Corporation has caused this Fourth Amended and Restated Certificate of Incorporation to be signed by Richard H. Troy, its Vice President - Finance, Law and Administration and Secretary, this 26th day of December, 1996.

                                    Cell Pathways, Inc.



                                    By:/s/ Richard H. Troy
                                       ------------------------------
                                       Richard H. Troy
                                       Vice President - Finance, Law and
                                       Administration and Secretary


                                      22.